Exhibit 99.1

CONSENT OF SCOTT & STRINGFELLOW, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Peoples Bancorporation, Inc. (“Peoples”) as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 dated the date hereof relating to the proposed merger of Peoples with and into SCBT Financial Corporation, and to the references to our firm and such opinion in such Registration Statement. This consent relates solely to the Registration Statement and not to any subsequent amendments thereto or any other document.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ DANIEL L. PAKE
Vice President
Scott & Stringfellow, LLC

Richmond, Virginia
Dated: February 27, 2012